Exhibit 99.1

Corporate	Investor Relations
Conceptus	Lippert/Heilshorn & Associates
Gregory Lichtwardt, CFO	Kim Sutton Golodetz
(650) 962-4039	(212) 838-3777
glichtwardt@conceptus.com	kgolodetz@lhai.com

Bruce Voss
(310) 691-7100
bvoss@lhai.com

Media
Conceptus
Public Relations
(650) 962-4126
publicrelations@conceptus.com

CONCEPTUS SECOND QUARTER NET SALES

INCREASE 29% TO $33 MILLION

Exceeds Net Sales and Net Loss Guidance

•                  GAAP loss per share of ($0.02), non-GAAP diluted EPS of $0.08

•                  Cash flow from operations of $8.7 million

•                  Domestic in-office procedures increase to 62% of domestic sales

MOUNTAIN VIEW, Calif. (July 22, 2009) – Conceptus, Inc. (Nasdaq: CPTS), developer of the Essure® procedure, the first proven non-incisional permanent birth control method available, today reported financial results for the three and six months ended June 30, 2009.

Net sales for the second quarter of 2009 were $33.0 million, an increase of 29% compared with net sales of $25.7 million for the second quarter of 2008.  These results exceeded the Company’s net sales guidance of $30.5 million to $31.5 million issued on April 21, 2009.  The Company reported a net loss for the second quarter of 2009 of $0.6 million, or $0.02 per share, compared with a net loss in the same period of 2008 of $2.6 million, or $0.08 per share.  These results also were better than the Company’s net loss guidance of $0.08 to $0.06 per share issued in April 2009.  Non-GAAP net income for the second quarter of 2009 was $2.4 million, or $0.08 per diluted share, compared with non-GAAP net income for the prior year second quarter of $0.2 million, or $0.01 per diluted share.  The net loss for the three and six months ended June 30, 2008 has been revised on a retrospective basis to comply with a change in accounting principle adopted January 1, 2009 with respect to the Company’s outstanding convertible debt.

Domestic sales of the Essure system increased 31% to $26.0 million and international sales increased 22% to $7.0 million, both compared with the prior year second quarter.  Domestic sales growth reflects continued increases in both the number of physicians entering and completing training, and in the number of certified physicians performing the Essure procedure in-office.  During the second quarter of 2009, the Company entered more than 600 physicians into preceptorship, certified more than 500 physicians and transitioned 300 physicians to performing procedures in the office setting.  Domestic procedures performed in sites of minimal anesthesia represented 62% of net sales for the second quarter of 2009, compared with 59% in the first quarter of 2009.  International sales growth of 22% was negatively impacted by a stronger U.S. dollar compared with a year ago.  International unit volume growth was 41% and international sales increased 38% using constant exchange rates.

Gross profit for the second quarter of 2009 was $26.4 million, compared with $20.5 million for the second quarter of 2008. Gross profit margin was 80% of net sales for both periods.  Gross margin was consistent with the immediately preceding quarter as well, and was in line with the Company’s forecast.  Total operating expenses for the second quarter of 2009 were $25.3 million, up from $21.7 million for the second quarter of 2008.

Cash and cash equivalents were $63.3 million as of June 30, 2009, an increase of $9.0 million from March 31, 2009.  This net cash increase compares with a net cash increase of $3.0 million in the second quarter of 2008.

For the six months ended June 30, 2009, Conceptus reported net sales of $60.2 million, up 29%, compared with net sales of $46.8 million for the first six months of 2008. The net loss for the first six months of 2009 of $4.9 million, or $0.16 per share, compares with the net loss of $9.9 million, or $0.33 per share, for the first six months of 2008.

“We had a tremendous first half of the year and over-achieved both our sales and earnings guidance,” commented Mark Sieczkarek, president and chief executive officer of Conceptus. “We believe the momentum we are gaining as evidenced by strong physician metrics and increased consumer awareness positions us to have an excellent 2009 despite challenging global economic conditions.  Our current market development initiatives aimed at both the physician and the patient remain the driving force to make the Essure procedure the gold standard in permanent birth control.”

Financial Guidance

The Company also introduced financial guidance for the third quarter of 2009, and narrowed 2009 net sales and net income guidance ranges, as follows:

•                  The Company expects net sales for the third quarter of 2009 to be $32.0 million to $33.5 million, and tightened net sales expectations for the full year to a range of $130.0 million to $133.0 million. This compares with previous full year net sales guidance in the range of $125.0 million to $135.0 million.

•                  Conceptus anticipates third quarter GAAP earnings per diluted share to be in the range of $0.06 to $0.07 and non-GAAP earnings per diluted share to be in the range of $0.15 to $0.16.

•                  Conceptus narrowed full year GAAP earnings guidance to a range of $0.13 to $0.22 per diluted share and full year non-GAAP earnings guidance to a range of $0.49 to $0.58 per diluted share. This compares with previous full year GAAP earnings guidance in the range of $0.13 to $0.32 per diluted share, and with previous full year non-GAAP earnings guidance in the range of $0.48 to $0.67.

“We have had such great success with our market development initiatives during the past two years that we have decided to increase our 2009 investment in certain patient and physician awareness programs over previously planned levels,” Mr. Sieczkarek continued. “These additional investments are expected to positively impact our revenues primarily in 2010 and 2011, much as the 2008 and 2009 initiatives have now shown themselves to be more successful than we had originally anticipated, with accelerating sales. Accordingly, we are narrowing the sales range toward the upper end of previous guidance and narrowing the earnings range toward the lower end of previous guidance.”

These statements are only effective as of the date of this press release and Conceptus undertakes no duty to publicly revise or update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

The Company has supplemented its reported GAAP financial information with a non-GAAP measure of net income (loss) that excludes stock-based compensation expense, non-cash interest expense, amortization of intangible assets and amortization of debt issuance costs. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company’s business operations, facilitates a better comparison of results for current periods with the Company’s previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of the non-GAAP net income (loss) to GAAP net income (loss), the most directly comparable GAAP measure, is provided on the attached schedule.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of the non-GAAP financial measure provided in the attached schedule.

Conference Call

Management will host an investment-community conference call beginning at 4:30 p.m. Eastern time today to discuss these results and to answer questions.  To participate in the live call by telephone, please dial (888) 803-8296 from the U.S., or (706) 634-1250, from outside the U.S.  Individuals interested in listening to the live conference call via the

Internet may do so by logging on to the Company’s website, www.conceptus.com.  A replay will be available on the website for 14 days.

A telephone replay will be available from 6:30 p.m. Eastern time July 22, 2009 through 11:59 p.m. Eastern time on July 24, 2009 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering conference ID number 17903439.

About the Essure® Procedure

The Essure® procedure is a permanent birth control method that can be done in the comfort of a physician’s office in about 13 minutes (average hysteroscopic procedure time) without hormones, cutting, burning or the risks associated with general anesthesia or tubal ligation. Small, flexible micro-inserts are placed in the woman’s fallopian tubes through the cervix without incisions. Over the next three months, the body forms a natural barrier around the micro-inserts to prevent sperm from reaching the egg. Essure is 99.8 percent effective (based on four years of follow-up) with zero pregnancies reported in clinical trials.

Three months after the Essure procedure, a doctor performs an Essure Confirmation Test to confirm that the fallopian tubes are fully blocked and that the patient can rely on Essure for permanent birth control with full confidence. Essure was FDA-approved in 2002 and more than 312,000 women worldwide have undergone the Essure procedure.

Essure and Conceptus® are registered trademarks of Conceptus Inc.

About Conceptus, Inc.

Conceptus, Inc. (NASDAQ: CPTS), is a leader in the design, development and marketing of innovative solutions in women’s healthcare. The Mountain View, Calif.-based company manufactures and markets Essure permanent birth control. The Essure procedure is available in the United States, Europe, Australia, New Zealand, Canada, Mexico, Central and South America and the Middle East.

Please visit www.essure.com for more information on the Essure procedure.  Patients may call the Essure Information Center at 1-877-ESSURE-1 with questions or to find a physician in their area. Information about Conceptus is available at www.conceptus.com.

©2008.  All rights reserved.  Conceptus and Essure are registered trademarks and your Family is Complete your Choice is Clear is a service mark of Conceptus Inc.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties. Discussions regarding sales growth, financial guidance, growth in physician metrics, performances of Essure in the office setting, marketing development initiatives and the use of non-GAAP financials measures and other matters discussed in this release, may differ significantly from the discussion of such matters in the forward-looking statements. Such differences may be based upon factors such as strategic planning decisions by management, re-allocation of internal resources, recessionary pressures, decisions by insurance companies, scientific advances by third parties, and introduction of competitive products, as well as those factors set forth in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, and other filings with the Securities and Exchange Commission.

(Tables to follow)

Conceptus, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
		As Adjusted (Note A)		As Adjusted (Note A)

Net sales	$33,049	$25,680	$60,200	$46,807

Cost of goods sold	6,671	5,196	12,426	10,641

Gross profit	26,378	20,484	47,774	36,166

Operating expenses:
Research and development	2,008	1,644	3,415	3,575
Selling, general and administrative	23,337	20,081	45,908	40,183

Total operating expenses	25,345	21,725	49,323	43,758

Operating income (loss)	1,033	(1,241)	(1,549)	(7,592)

Interest and other expense, net	(1,506)	(1,143)	(3,119)	(2,101)

Loss before provision for income taxes	(473)	(2,384)	(4,668)	(9,693)

Provision for income taxes	82	168	223	168

Net loss	$(555)	$(2,552)	$(4,891)	$(9,861)

Basic and diluted net loss per share	$(0.02)	$(0.08)	$(0.16)	$(0.33)

Shares used in computing basic and diluted net loss per share	30,518	30,217	30,478	30,076

A

On January 1, 2009 Conceptus adopted FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion. The comparative Statement of Operations for the three and six months ended June 30, 2008 has been adjusted to comply with FSP APB 14-1 on a retrospective basis. The following line items for the three and six months ended June 30, 2008 were affected by the change in accounting principle.

	Three Months Ended June 30, 2008
	As Originally Reported	As Adjusted	Effect of Change
Interest and other expense, net	$(199)	$(1,143)	$(944)
Net loss	$(1,608)	$(2,552)	$(944)
Basic and diluted net loss per share	$(0.05)	$(0.08)	$(0.03)

	Six Months Ended June 30, 2008
	As Originally Reported	As Adjusted	Effect of Change
Interest and other expense, net	$(227)	$(2,101)	$(1,874)
Net loss	$(7,987)	$(9,861)	$(1,874)
Basic and diluted net loss per share	$(0.27)	$(0.33)	$(0.06)

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Conceptus, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30,	December 31,
	2009	2008
		As Adjusted (Note A)

Cash and cash equivalents	$63,258	$54,720

Accounts receivable, net	16,876	14,377

Inventories, net	2,714	3,829

Other current assets	4,290	9,095

Total current assets	87,138	82,021

Property and equipment, net	9,340	8,635

Intangible assets and debt issuance costs, net	6,111	6,738

Long-term investments and put option	48,261	48,321

Goodwill	16,973	17,105

Other assets	438	401

Total assets	$168,261	$163,221

Total liabilities	125,852	119,353

Common stock and additional paid in capital	290,715	286,951

Other comprehensive loss	(1,130)	(798)

Accumulated deficit	(247,176)	(242,285)

Total stockholders’ equity	42,409	43,868

Total liabilities and stockholders’ equity	$168,261	$163,221

A

On January 1, 2009 Conceptus adopted FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion. The comparative balance sheet as of December 31, 2008 has been adjusted to comply with FSP APB 14-1 on a retrospective basis. The following line items at December 31, 2008 were affected by the change in accounting principle.

	As Originally Reported	As Adjusted	Effect of Change
Intangible assets and debt issuance costs, net	$7,222	$6,738	$(484)
Total liabilities	$133,259	$119,353	$(13,906)
Common stock and additional paid in capital	$266,576	$286,951	$20,375
Accumulated deficit	$(235,332)	$(242,285)	$(6,953)

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Conceptus, Inc.

Reconciliation of Reported Net Income (loss) and Earnings Per Share to Non-GAAP Net Income (loss) and Earnings Per Share

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008 *	2009	2008 *

Net loss, as reported	$(555)	$(2,552)	$(4,891)	$(9,861)

Adjustments to net loss:
Amortization of intangibles (a)	186	203	366	390
Stock-based compensation (b)	1,583	1,418	2,930	3,026
Amortization of non-cash interest expense (c)	1,039	982	2,064	1,951
Amortization of debt issuance costs (d)	117	117	233	233
Adjustments to net loss	2,925	2,720	5,593	5,600

Non-GAAP net income (loss)	$2,370	$168	$702	$(4,261)

Loss per share, as reported
Basic and diluted	$(0.02)	$(0.08)	$(0.16)	$(0.33)

Non-GAAP earnings (loss) per share
Basic	$0.08	$0.01	$0.02	$(0.14)
Diluted	$0.08	$0.01	$0.02	$(0.14)

Weighted average common shares used in calculation
Basic	30,518	30,217	30,478	30,076
Diluted	31,012	31,167	30,928	30,076

(a) Consists of amortization of intangible assets, primarily licenses and customer relationships
(b) Consists of stock-based compensation in accordance with SFAS 123(R)
(c) Consists of amortization of non-cash interest expense in accordance with FSP APB 14-1
(d) Consists of amortization of debt issuance costs

*

Three and six months ended June 30, 2008 represents adjusted numbers due to Conceptus adopting FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion, on January 1, 2009

Conceptus, Inc.

Reconciliation of Forward-Looking Guidance For Non-GAAP Financial Measures

To Projected GAAP EPS

(Unaudited)

	Three Months Ending		Twelve Months Ending
	September 30, 2009		December 31, 2009
	From	To	From	To

GAAP Guidance	$0.06	$0.07	$0.13	$0.22

Estimated Non-GAAP Guidance
Amortization of intangibles	$0.01	$0.01	$0.02	$0.02
Stock-based compensation	$0.05	$0.05	$0.19	$0.19
Amortization of non-cash items for convertible note	$0.03	$0.03	$0.15	$0.15
Total Non-GAAP Adjustments	$0.09	$0.09	$0.36	$0.36

Non-GAAP Guidance	$0.15	$0.16	$0.49	$0.58